Exhibit 99.1

1  NeoStem Investor Overview Robin Smith, MD, MBA CEO and Chairman of the Board (AMEX: NBS)

2 Title: FORWARD LOOKING STATEMENTS Body: This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of NeoStem, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  When used in this presentation, statements that are not statements of current or historical fact may be deemed to be forward-looking statements.  Additionally, statements concerning: the Company’s ability to develop the adult stem cell business, the future of regenerative medicine and the role of adult stem cells in that future, the future use of adult stem cells as a treatment option and the potential revenue growth of such business are forward-looking statements.  The Company’s ability to enter the adult stem cell arena and future operating results are dependent upon many factors including  but not limited to (i) the Company’s ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company’s ability to build the management and human resources and infrastructure necessary to support the growth of its business and obtain appropriate state and other licenses; (iii) competitive factors and developments beyond the Company's control; (iv) scientific and medical developments beyond  the Company’s control, (v) our inability to obtain appropriate state licenses or any other adverse effect or limitations caused by government regulation of the business; whether any of the Coompany’s current or future patent applications result in issued patents; and (vii) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under “Search for Company Filings.”   You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof.

3 Body: The Stem Cell Therapy Landscape Platform Business Why Should a Person Collect Today? How Our Platform Differs From Cord Blood Industry Our Broad Market Recent Events Our Revenue Model The Team Capital Structure Investor Considerations Agenda

Title: Projected U.S. Stem Cell Therapy Sales  4  Source: Robert Young, RRY Publications, February 2006  $8.58 by 2016  Stem Cell Therapy:  A $20 billion worldwide market by 2010 --Frost & Sullivan

5 Title: 70+ Diseases Treated w/Stem Cells Results for many have been quite encouraging

6 Title: Virtually All Therapeutic Areas Body: New Therapies could be on the Market in 5-10 Years Autoimmune Diabetes/Metabolic  Cardiovascular Orthopedic (Gp:) Fracture  (Gp:) 2 Months Post BMSC   Over 750 Adult Stem Cell Clinical Trials Over 240 Specific to Autologous Use

7 Title: 131 Cardiovascular Clinical Trials Reference. clinicaltrials.gov One Indication Only!

8 Title: Platform Business Body: NeoStem has a safe and non invasive way for adults to have their stem cells collected today and stored for future use.  Our platform will allow doctors and patients ready access to their cells as the therapies become available in the future.

9 Title: Why Should a Person Collect Today Body:  Finding an ostensively “matching” donor is very difficult People are dying on the “wait list” (4 mo. avg.) Rejection-Graft vs. Host Disease (40% chance even if “perfect” match)  Risk of transmission of communicable disease Possible reluctance to collect and use autologous cells once you are sick because they may have become compromised Inverse relationship between age versus quality and quantity of cells Financing available from GE contributing to affordability Banking Your Own Cells with NeoStem  Before You Get Sick Solves these Issues

10 Title: Our Platform Differs From Cord Blood Industry

11 Title: A Broad Target Market Body:  People with family history of disease; Patients in a pre-disease or early-disease states; Parents who have banked their children’s cord blood; First responders military personnel Policemen, firemen; EMS Industry (workers facing exposure to radiation/chemicals)   By 2010, it is estimated that 39% of the U.S. population (over 110 mm people) will be 45 years of age or older—a time when the incidence of age-related diseases begin to accelerate.

12 Title: Recent Events Body: Closed on $6,350,000 Listed on the American Stock Exchange Launched Las Vegas Signed multi-center agreement initially to expand in Midwest with Stem Collect, LLC founded by James Doty, MD, former CEO of $1B Nasdaq Medical Device Co. Accuray Signed agreement for New York facility with large physician practice, ProHealth    Executed collaborative agreement with New England Cryogenic Center, one of the largest cryopreservation facilities in the country for stem cell and other tissue storage

Our Revenue Model

- **Current:**
  - Collection Center Fees
  - Collection from patients
  - Processing patient cells
  - Storage (recurring revenue)

- **Potential:**
  - Utilization fees
  - Supplier of cells
  - Collection fees for trials
  - Government/military contracts
  - SBIR grants
  - Licensing of technology

NeoStem
YOUR CELLS. YOUR USE. YOUR LIFE.

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14 Title: NeoStem Management & Senior StaffBody: Robin Smith, M.D., MBA, Chief Executive Officer and Chairman of the Board.  Dr. Smith has acted as a senior advisor and investor to both publicly traded and  privately held companies where she has played  a significant role in restructuring and/or growing the companies. Dr. Smith also serves on the Board of Trustees of the NYU School of Medicine Foundation (becoming the NYU Medical Center Board) and Chairman of the Board of Directors for the New York University Hospital for Joint Diseases and was appointed to the Chemotherapy Foundation Board of Trustees, the New York Theatre Ballet and Choose Living.  Prior to these activities, Dr. Smith served as President & Chief Executive Officer of IP2M.  During her term, the company was selected as being one of the 10 fastest growing technology companies in Houston.Mark Weinreb, Director and President. Former Owner, Bio Health Laboratories.Larry A. May, Chief Financial Officer.  Former Treasurer, Amgen (NASDAQ: AMGN).Renee Cohen, MBA, Vice President.  Operations and Corporate Strategy.  Formerly held senior executive positions at Pfizer, Co-Founder and Chief Operating Officer of Drugvoice and was a strategic consultant for Accenture’s Life Sciences Group. Catherine M. Vaczy, VP & General Counsel.  Former VP and Associate General Counsel, ImClone (NASDAQ: IMCL) Denis Rodgerson, Ph.D., Director of Stem Cell Science.  Founder of NeoStem, Former Founder of StemCyte, Former Head of Clinical Chemistry and Toxicology and Clinical Laboratory Computing, UCLA Medical Center.George Smith, M.D., Medical Director of Laboratory Operations in California.  Among his many distinguished career accomplishments, Dr Smith is cofounder of UCLA Bone Marrow Transplant Center.Arlene Graime, Director Government Affairs & Special Projects.  Former Senior Director of Marketing at Coach, Inc., served as the National Director of Events for the United States Olympic Committee and worked with key staff members of two White House administrations.Kevin Mannix, Director of Sales.  Former principle manager in sales at Baxter Healthcare, Vested Healthcare Management and Turner Consulting with 27 years of experience in healthcare.Julio C. Guerra, M.D., ABP, Director of Marketing.  Former Senior VP of Marketing and New Program Development of Anthrogeneis, which was bought by Celgene; formerly with Gerber, Ross Products and Mead Johnson.

15 Title: Scientific Advisory Board Body: Wayne A. Marasco, M.D., Ph.D.  Chairman Chairman of Scientific Advisory Board.  Associate Professor-Department of Cancer and Immunology & AIDS at the Dana-Farber Cancer Institute and Associate Professor of Medicine at Harvard Medical School.  He is taking the lead in expanding the Company’s academic relationships and research collaborations. Douglas W. Losordo, MD   For many years a Professor of Medicine at Tufts University School of Medicine and Chief of Cardiovascular Research at St. Elizabeth’s Medical Center in Boston, Dr. Losordo was recently appointed Professor of Medicine at Northwestern University and Director of the Feinberg Cardiovascular Research Institute and Program in Cardiovascular Regenerative Medicine. A Fellow or Member of many national professional organizations, he currently serves on committees of the American College of Cardiology, the American Diabetes Association and the American Society of Gene Therapy where he chairs the Cardiovascular Gene Therapy Committee. Dr. Losordo serves as Principal Investigator in many grant research projects and has published widely, contributing to more than 300 professional articles, abstracts and book chapters in recent years. He also serves on the Editorial Boards of numerous medical specialty journals including Stem Cells, Vascular Medicine and Circulation Research.  Stephen D. Nimer, MD   Dr. Nimer is Professor of Medicine and Professor of Pharmacology at Weill Medical College of Cornell University.  He also serves as Chief of Hematology Service and Head of the Division of Hematologic Oncology at Memorial Sloan-Kettering Cancer Center in New York City.  Dr. Nimer is a member of many national professional organizations, including the American Society of Hematology, the American Society of Clinical Oncology, and the International Society for Stem Cell Research. He serves as a Reviewer for major medical journals, including the New England Journal of Medicine and the Journal of the American Medical Association (JAMA) among many others.  He serves on numerous national and international Grant Review Committees and is a prominent invited speaker at conferences on his areas of expertise. He has authored or co-authored nearly 200 peer-reviewed papers, reviews, editorials and textbook chapters, primarily focused on issues concerning hematology and oncology.

16 Title: Advisory BoardBody: Ron Rothenberg MD, FACEP  Dr. Rothenberg is a Fellow of the American College of Emergency Physicians (FACEP) and is the founder of the California HealthSpan Institute in Encinitas, California. He was the 10th M.D. in the world to become fully board certified by the American Board of Anti-Aging Medicine. A graduate of Columbia University, College of Physicians and Surgeons, and a specialist in Emergency Medicine at Los Angeles County-USC Medical Center, he has served as Clinical Professor of Preventive and Family Medicine at the UCSD School of Medicine Clinical Facility. He is currently Attending Physician at Scripps Memorial Hospital in Encinitas.Douglas Wynyard Mr. Douglas Wynyard is a Senior Vice President for Nordblom Company, a full-service commercial real estate firm headquartered in the Boston area.  Mr. Wynyard has worked in the field of commercial real estate for more than thirty years and has been associated with Nordblom Company since 1986.  He is experienced in real estate development, asset management, leasing, investment sales, and marketing.  He also represents numerous corporations with the planning, acquisition and disposition of their facilities.  Having received a Bachelor’s degree in Zoology from Bristol University, Mr. Wynyard is passionate about the biological sciences and is an investor in a number of medtech companies.Richard Gatti, MD  Dr. Richard Gatti, a professor at the University of California, Los Angeles (UCLA) and renowned Pathologist at the UCLA Medical Center, was one of the early pioneers of bone marrow transplantation, among the earliest known forms of adult stem cell therapeutics, for immunodeficiency in the late sixties. Dr. Gatti is also a leading authority in the field of gene therapeutics and has authored or co-authored hundreds of papers related to the molecular identification and treatment of genetic disorders. He has worked for many years to help find a cure for Ataxia-Telangiectasia, a progressive neurological disorder of childhood, associated with increased cancer risk, immunodeficiency, radiosensitivity, and cell cycle defects. Neil Livingstone, PhD  Dr. Livingstone is currently the Chairman and Chief Executive Officer of ExecutiveAction LLC. He was the founder and, until January, 2007, Chief Executive Officer of GlobalOptions Inc., which went public in 2005.  He is also Lead Director of Erickson Air-Crane, a $200 million helicopter company.  Dr. Livingstone has noted expertise on national security, and is the author of nine books on terrorism. He has served on advisory panels to The Secretary of State, The Chief of Naval Operations, and The Pentagon. He has testified before Congress and delivered more than 500 major addresses in the U.S. and abroad, including recent speeches at The House of Commons and The United Nations. Dr. Livingstone serves on numerous advisory boards, including Supercom Inc., Digital Ally, the Africa Society, and No Greater Love.  He was a Founding Member and Incorporator of the Solidarity Endowment, formed in the West to promote the goals of Polish Solidarity. He was the Founder and Chairman of the Institute on Terrorism and Sub-national Conflict and served as President of Watergate South for more than seven years.Bradford Billet, OBE CEM Mr. Billet is an executive with the City of New York, where his responsibilities include matters of international affairs, security and emergency management.  He is also chairman of the Billet Group, a management consulting company. Mr. Billet’s company assists its clients on a full range of issues, not related to City of New York. During the past 20 plus years, Mr. Billet has acquired extensive experience in International Affairs, Emergency Management, Security, Governmental and Business Management, Administration and Operational disciplines. He has held high-ranking positions in both the private and public sectors with budgets in excess of 180 million dollars. Mr. Billet has responded, coordinated and directed multi agency emergency operations, including the September 11th attacks and the 1993 bombing of the World Trade Center, 20 aviation accidents as well as numerous manmade and natural disasters, involving mass casualties and/or fatalities.

17 Title: Capitalization

18 Title: Investor ConsiderationsBody: Building product pipeline that would appeal to a large pharmaceutical companyAmgenBoston ScientificCelgeneGenzymeTevaPerkinElmer/Viacell ($300 million acquisition)Proprietary Technology Recurring revenue/inexpensive source of cash flowCreating a brand as a new form of health protection: ”Bio-Insurance”Look to move up the value chain

Questions

Robin Smith, MD MBA
Chairman & CEO
Direct: (212) 584-4174
Email: rsmith@neostem.com

NeoStem, Inc.
420 Lexington Avenue
Suite 450
New York, NY 10170
Main: (212) 584-4180
Fax: (646) 514-7787
www.neostem.com
1.888.STEM BANK

NeoStem
YOUR CELLS. YOUR USE. YOUR LIFE.

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